EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated September 10, 2001, included in Palatin Technologies, Inc.‘s Form 10-K for the year ended June 30, 2001.

/s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
     March 4, 2002